UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

 Pursuant to section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 10, 2009

KENNETH COLE PRODUCTIONS, INC.

 (Exact name of registrant as specified in its charter)

New York

1-13082

13-3131650

(State or other jurisdiction of

(Commission

(IRS Employer

incorporation)

File Number)

Identification No)

603 West 50th Street, New York, NY 10019

(Address of principal executive offices)(Zip code)

Registrant’s telephone number, including area code (212) 265-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On March 10, 2009, Kenneth Cole Productions, Inc. (“the Company”) announced that Chris Nakatani was appointed as President of Wholesale, effective immediately.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release dated March 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kenneth Cole Productions, Inc.

Registrant

Dated:  March 12, 2009

By:      /s/ DAVID P. EDELMAN

Name: David P. Edelman

Title:   Chief Financial Officer

Exhibit Index

Description

Exhibit No.  99.1

Press Release dated March 10, 2009

Exhibit 99.1

Company Contact:	Investor Relations Contact:
Samantha Cohen	James R. Palczynski
Senior Director, Corporate Communications	Principal
Kenneth Cole Productions, Inc.	Integrated Corporate Relations, Inc.
(212) 830.7454	(203) 222.9013

KENNETH COLE PRODUCTIONS, INC. NAMES CHRIS NAKATANI

AS PRESIDENT OF WHOLESALE

NEW YORK, MARCH 10, 2009 – Kenneth Cole Productions, Inc. (NYSE: KCP) announced today that it has appointed Chris Nakatani to the position of President of Wholesale, effective immediately.  In this newly defined role, Nakatani will have sales responsibility for women’s and men’s footwear, handbags, and apparel for all brands in the Kenneth Cole portfolio.  He will also oversee planning, customer service and the field coordinator program. The Company has recently realigned its corporate structure and created a unified sales organization across categories to capitalize on the full potential of the Kenneth Cole brand with its wholesale partners and customers.

Nakatani brings 25 years of experience in wholesale sales, merchandising, licensing, corporate strategy, and retail development to this new role.  Prior to joining the Company, he was the Corporate Executive Vice President of Strategic Planning at Perry Ellis International, where he was responsible for three separate wholesale divisions. Previously, Nakatani spent eight years at Tommy Hilfiger in roles of increasing responsibility where he was directly accountable for over $700 million in retail sales covering 32 licensed businesses.  Prior to Tommy Hilfiger, Nakatani worked for Polo Ralph Lauren Corporation for nine years in Sales and Merchandising.  He started his career at Nordstrom.

Mr. Nakatani commented, "The Kenneth Cole brand has tremendous equity. I am thrilled to join the Company during a time of such significant opportunity, and look forward to leading the sales organization to new heights under its new unified structure.”

Nakatani will report to Jill Granoff, Chief Executive Officer.  Ms. Granoff said, “Chris is a terrific complement to the Company and our leadership team.  He brings extensive brand-building experience that we believe will enhance our wholesale business and make us a stronger company overall.”

Nakatani replaces Richard Olicker who announced his departure in late February.

About Kenneth Cole Productions, Inc.

Kenneth Cole Productions, Inc. designs, sources and markets a broad range of footwear, handbags, apparel and accessories under the brand names Kenneth Cole New York, Kenneth Cole Reaction, Unlisted and Le Tigre, as well as footwear under the proprietary trademark Gentle Souls. The Company has also granted a wide variety of third party licenses for the production of men's, women's and children's apparel as well as fragrances, watches, jewelry, eyewear and several other accessory categories. The Company's products are distributed through department stores, better specialty stores, company-owned retail stores and its e-commerce website. Further information can be found at http://www.kennethcole.com.